The information in this prospectus supplement and the accompanying prospectus is not complete and may be changed. This prospectus supplement and the accompanying prospectus are not an offer to sell and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed pursuant to Rule 424(b)(2)
of the Securities Act of 1933
No. 333-165529

SUBJECT TO COMPLETION, DATED JULY 7, 2011

Prospectus Supplement to Prospectus dated May 13, 2010

US$

Province of Ontario
(Canada)

     % Bonds due

We will pay interest on the Bonds at the rate of     % per year. Interest will be paid on           and           of each year. The first interest payment will be on          . The Bonds will mature on          . We may not redeem the Bonds before maturity, unless specified events occur involving Canadian taxation.

Application will be made to the United Kingdom Financial Services Authority (the “UK Listing Authority”) in its capacity as competent authority under the Financial Services and Markets Act 2000, as amended (“FSMA”), for the Bonds to be admitted to the Official List of the UK Listing Authority and to the London Stock Exchange plc for the Bonds to be admitted to trading on the London Stock Exchange plc’s Regulated Market, which is a regulated market for the purposes of the Markets in Financial Instruments Directive (2004/39/EC). References herein to the Bonds being listed on the London Stock Exchange plc shall mean the Bonds have been admitted to the Official List of the UK Listing Authority and admitted to trading on the London Stock Exchange plc’s Regulated Market. We have undertaken to the underwriters to use all reasonable efforts to have the Bonds listed on the London Stock Exchange plc as soon as possible after the closing of the issue. We cannot guarantee that these applications will be approved, and settlement of the Bonds is not conditional on obtaining the listing.

Investing in the Bonds involves risks. See “Risk Factors” beginning on page S-7.

Neither the Securities and Exchange Commission nor any other regulatory authority has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement and the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Bond		Total

Public Offering Price		%	US$
Underwriting Discount		%	US$
Proceeds, before expenses, to Ontario		%	US$

The initial public offering price set forth above does not include accrued interest, if any. Interest on the Bonds will accrue from          , and must be paid if the Bonds are delivered after that date.

The underwriters expect to deliver the Bonds in book-entry form through The Depository Trust Company, CDS Clearing and Depository Services Inc., Clearstream Banking, société anonyme or Euroclear Bank S.A./N.V. as the case may be, on or about          .

Prospectus Supplement dated

The words “the Province”, “we”, “our”, “ours” and “us” refer to the Province of Ontario.

We expect that delivery of the Bonds will be made against payment therefor on or about the date specified on the cover page of this prospectus supplement, which is   business days following the date of pricing of the Bonds (such settlement cycle being herein referred to as “T+  ”). You should note that the trading of the Bonds on the date of pricing or the next   succeeding business days may be affected by the T+   settlement. See “Underwriting.”

If and to the extent that this prospectus supplement is communicated in, or the offer of the Bonds to which it relates is made in, any Member State of the European Economic Area that has implemented the Prospectus Directive (as defined herein) (other than the United Kingdom, once the UKLA Prospectus (as defined below) has been approved by the UK Listing Authority), this prospectus supplement and the offer are only addressed to and directed at persons in that Member State who are qualified investors within the meaning of such Directive (or who are other persons to whom the offer may lawfully be addressed) and must not be acted upon by other persons in that Member State.

This prospectus supplement has been prepared on the basis that all offers of Bonds in the European Economic Area (other than the United Kingdom, once the UKLA Prospectus has been approved by the UK Listing Authority) will be made pursuant to an exemption under the Prospectus Directive, as implemented in Member States of the European Economic Area, from the requirement to produce or publish a prospectus for offers of the Bonds. Accordingly, any person making or intending to make any offer within the European Economic Area of the Bonds which are the subject of the placement referred to in this prospectus supplement should only do so in circumstances in which no obligation arises for the Province or the underwriters to produce or publish a prospectus for such offer. Neither the Province nor the underwriters have authorized, nor do they authorize, the making of any offer of the Bonds through any financial intermediary, other than offers made by the underwriters which constitute the final placement of the Bonds contemplated in this prospectus supplement.

The information in this prospectus supplement is not complete and may be changed.

This prospectus supplement does not constitute or form part of any offer or invitation to sell these Bonds and is not soliciting any offer to buy these Bonds in any jurisdiction where such offer or sale is not permitted. Unless and until it has been approved by the UK Listing Authority as part of the UKLA Prospectus, this prospectus supplement is, for the purposes of Article 15 of the Prospectus Directive, not a prospectus but an advertisement, and investors in the European Economic Area should not subscribe for or purchase Bonds once listed on the London Stock Exchange plc except on the basis of information in the UKLA Prospectus. The Province intends to file a single prospectus including this prospectus supplement (the “UKLA Prospectus”) pursuant to Section 5.3 of the Prospectus Directive with the UK Listing Authority, for the purpose of having the Bonds listed on the London Stock Exchange plc as soon as possible after closing of this issue. In compliance with the Prospectus Directive, the UKLA Prospectus will be published in due course, subject to its approval by the UK Listing Authority, and investors will be able to obtain a copy of the UKLA Prospectus from the office of the Province at the Ontario Financing Authority, One Dundas Street West, Suite 1400, Toronto, Ontario, Canada M5G 1Z3 and the United Kingdom paying agent, The Bank of New York Mellon, One Canada Square, London E14 5AL, England. The UKLA Prospectus is likely to contain similar information to that contained in this prospectus supplement. However, it is possible that we may be required, by subsequent events or otherwise, to make certain changes, additions or deletions to the information contained herein in the UKLA Prospectus. Investors in the European Economic Area should not subscribe for any Bonds referred to in this advertisement except on the basis of information in the UKLA Prospectus.

The prospectus dated May 13, 2010 (the “Basic Prospectus”) contains or incorporates by reference information about us and other matters, including a description of some of the terms of our Bonds, and should be read together with this prospectus supplement. We have not, and the underwriters have not, authorized anyone to provide any information other than that incorporated by reference or contained in the Basic Prospectus or this prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer to sell these Bonds in any jurisdiction where the offer or sale is not permitted. Before making an investment decision, you should consult your legal and investment advisors regarding any restrictions or concerns that may pertain to you and your particular jurisdiction. You may assume that the information appearing in this prospectus supplement and the Basic Prospectus, as well as the information we previously filed with the United States Securities and Exchange Commission, or the SEC, and incorporated by reference, is accurate in all material respects as of the date of such document.

In connection with the issue of the Bonds, the underwriters (or persons acting on their behalf) may over-allot Bonds or effect transactions with a view to supporting the market price of the Bonds at a level higher than that which might otherwise prevail. However, there is no assurance that the underwriters (or persons acting on their behalf) will undertake stabilization action. Any stabilization action may begin on or after the date on which adequate public disclosure of the terms of the offer of the Bonds is made and, if begun, may be ended at any time, but it must end no later than the earlier of 30 days after the issue date of the Bonds and 60 days after the date of the allotment of the Bonds. Any stabilization action or over-allotment must be conducted by the relevant underwriters (or persons acting on their behalf) in accordance with all applicable laws and rules.

We confirm that this prospectus supplement and the Basic Prospectus (including the documents incorporated by reference herein and therein) contain all information which is material in the context of the issue of the Bonds with regard to us and the Bonds; that where information has been sourced from a third party the information contained herein or incorporated by reference has been accurately reproduced and that as far as the Province is aware and is able to ascertain from information published by that third party, no facts have been omitted which would render such information included or incorporated by reference, inaccurate or misleading.

The Province accepts responsibility for the information in this prospectus supplement and the Basic Prospectus (including information incorporated by reference herein and therein). Having taken all reasonable care to ensure that such is the case, the information contained in this prospectus supplement (including information incorporated by reference herein for purposes of the Prospectus Directive only under “Documents Incorporated by Reference”) and the Basic Prospectus is, to the best of the knowledge of the Province, in accordance with the facts and contains no omissions likely to affect its import.

We have filed a registration statement with the SEC covering the portion of the Bonds to be sold in the United States or in circumstances where registration of the Bonds is required. For further information about us and the Bonds, you should refer to our registration statement and its exhibits. This prospectus supplement and the Basic Prospectus summarize material provisions of the agreements and other documents that you should refer to. Since the prospectus supplement and the Basic Prospectus may not contain all the information that you may find important, you should review the full text of these documents and the documents incorporated by reference in the Basic Prospectus.

We file reports and other information with the SEC in the United States. You may read and copy any document we file at the SEC’s public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for more information about the public reference room and the applicable copy charges.

References in this prospectus supplement to the European Economic Area and Member States of the European Economic Area are to the member states of the European Union together with Iceland, Norway and Liechtenstein.

References in this prospectus supplement to “$” and “Canadian dollars” are to lawful money of Canada and “US$” and “U.S. dollars” are to lawful money of the United States of America. The noon exchange rate between the US$ and the Canadian dollar published by the Bank of Canada on           was approximately $1.00 = US$          .

SUMMARY OF THE OFFERING

This summary must be read as an introduction to this prospectus supplement and the Basic Prospectus (as well as any single prospectus under the Prospectus Directive, of which these documents will form part, to be used for the purpose of obtaining admission of the Bonds to the Official List of the UK Listing Authority and to trading on the London Stock Exchange plc’s Regulated Market (the “UKLA Prospectus”)), and any decision to invest in the Bonds should be based on a consideration of the prospectus supplement and the Basic Prospectus (or the UKLA Prospectus, as the case may be) as a whole, including the documents incorporated by reference. Following the implementation of the relevant provisions of the Prospectus Directive in each Member State of the European Economic Area no civil liability will attach to the Province in any such Member State solely on the basis of this summary, including any translation thereof, unless it is misleading, inaccurate or inconsistent when read together with the other parts of the UKLA Prospectus. Where a claim relating to the information contained in the UKLA Prospectus is brought before a court in a Member State of the European Economic Area, the plaintiff may, under the national legislation of the Member State where the claim is brought, be required to bear the costs of translating the UKLA Prospectus before the legal proceedings are initiated.

Issuer	The Province of Ontario.

Aggregate principal amount	US$ .

Interest rate	% per year.

Maturity date	.

Interest payment dates	and of each year, commencing . Interest will accrue from .

Redemption	We may not redeem the Bonds prior to maturity, unless specified events occur involving Canadian taxation.

Proceeds	After deducting the underwriting discount and our estimated expenses of US$ our net proceeds will be approximately US$ .

Markets	The Bonds are offered for sale in the United States, Canada, Europe and Asia.

Listing	We will apply to have the Bonds listed on the London Stock Exchange plc. We have undertaken to the underwriters to use all reasonable efforts to have the Bonds admitted to the Official List of the UK Listing Authority and to trading on the London Stock Exchange plc’s Regulated Market as soon as possible after the closing of the issue. We cannot guarantee that these applications will be approved, and settlement of the Bonds is not conditional on obtaining the listing.

Form of bond and settlement	The Bonds will be issued in the form of one or more fully registered permanent global bonds registered in the name of Cede & Co., as nominee of The Depository Trust Company, known as DTC, and will be recorded in a register held by The Bank of New York Mellon, as Registrar. Beneficial interests in the global bonds will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the global bonds through any of DTC (in the United States), CDS Clearing and Depository Services Inc., known as CDS, (in Canada) or Clearstream Banking, société anonyme, known as Clearstream or Euroclear Bank S.A./N.V., known as Euroclear (in Europe and in Asia), if they are participants of such systems, or indirectly through organizations which are participants in such systems. CDS will hold interests on behalf of its participants directly through its account at DTC. Clearstream and Euroclear will hold interests as indirect participants of DTC.

Except in limited circumstances, investors will not be entitled to have Bonds registered in their names, will not receive or be entitled to receive Bonds in definitive form and will not be considered registered holders thereof under the fiscal agency agreement.

Bonds will only be sold in minimum aggregate principal amounts of US$5,000 and integral multiples of US$1,000 for amounts in excess of US$5,000. Initial settlement for the Bonds will be made in immediately available funds. Principal of and interest on the Bonds are payable in U.S. dollars.

Withholding tax	Principal of and interest on the Bonds are payable by us without withholding or deduction for Canadian withholding taxes to the extent permitted under applicable law, as set forth in this prospectus supplement.

Status of the Bonds	The Bonds will be our direct unsecured obligations and as among themselves will rank pari passu and be payable without any preference or priority. The Bonds will rank equally with all of our other unsecured and unsubordinated indebtedness and obligations from time to time outstanding. Payments of principal of and interest on the Bonds will be a charge on and payable out of the Consolidated Revenue Fund of Ontario.

Risk factors	We believe that the following factors represent the principal risks inherent in investing in the Bonds: the Bonds may not be a suitable investment for all investors; there is no active trading market for the Bonds; the Bonds are subject to modification and waiver of conditions in certain circumstances; exchange rates may affect the value of judgments in Canadian currency; because the Bonds are held by or on behalf of DTC, investors will have to rely on its procedures for transfer, payment and communication with us; interest payments may be subject to withholding tax in certain jurisdictions; the laws governing the Bonds may change; investors may not be able to sell their Bonds at prices that will provide them with a yield comparable to similar investments that have a more highly developed secondary market; investors may be subject to exchange rate risks and exchange controls; legal investment considerations may restrict certain investments; and we have ongoing normal course business relationships with some of the underwriters and their affiliates that could create the potential for, or perception of, conflict among the interests of underwriters and prospective investors.

We may be contacted at the Ontario Financing Authority, 1 Dundas Street West, 14th Floor, Toronto, Ontario, Canada M5G 1Z3. Our telephone number is (416) 325-8053.

RISK FACTORS

We believe that the following factors may be material for the purpose of assessing the risks associated with the Bonds.

We believe that the factors described below represent the principal risks inherent in investing in the Bonds but we do not represent that the statements below regarding the risks of holding any Bonds are exhaustive. Prospective investors should also read the detailed information set out elsewhere in this prospectus supplement and in the Basic Prospectus (including any documents deemed to be incorporated by reference herein or therein) and reach their own views prior to making any investment decision.

The Bonds may not be a suitable investment for all investors

Each potential investor in the Bonds must determine the suitability of that investment in light of its own circumstances. In particular, each potential investor should:

(i)	have sufficient knowledge and experience to make a meaningful evaluation of the Bonds, the merits and risks of investing in the Bonds and the information contained or incorporated by reference in this prospectus supplement or any applicable supplement;

(ii)	have access to, and knowledge of, appropriate analytical tools to evaluate, in the context of its particular financial situation, an investment in the Bonds and the impact the Bonds will have on its overall investment portfolio;

(iii)	have sufficient financial resources and liquidity to bear all of the risks of an investment in the Bonds, including where the currency for principal or interest payments is different from the potential investor’s currency;

(iv)	understand thoroughly the terms of the Bonds and be familiar with the behaviour of any relevant indices and financial markets; and

(v)	be able to evaluate (either alone or with the help of a financial adviser) possible scenarios for economic, interest rate and other factors that may affect its investment and its ability to bear the applicable risks.

There is no active trading market for the Bonds

The Bonds will be new securities which may not be widely distributed and for which there is currently no active trading market. If the Bonds are traded after their initial issuance, they may trade at a discount to their initial offering price, depending upon prevailing interest rates, the market for similar securities, general economic conditions and our financial condition. We have undertaken to the underwriters to use all reasonable efforts to have the Bonds listed on the London Stock Exchange plc as soon as possible after the closing of the issue. We cannot guarantee that these applications will be approved, and settlement of the Bonds is not conditional on obtaining the listing.

Modification, Waivers

The conditions of the Bonds contain provisions for calling meetings of bondholders to consider matters affecting their interests generally. These provisions permit defined majorities to bind all bondholders including bondholders who did not attend and vote at the relevant meeting and bondholders who voted in a manner contrary to the majority.

The conditions of the Bonds also provide that the parties to the fiscal agency agreement will be able to enter into agreements supplemental to the fiscal agency agreement to create and issue further bonds ranking pari passu with the Bonds in all respects, or in all respects other than in respect of the date from which interest will accrue and the first interest payment date, and that such further bonds shall be consolidated and form a single series with the Bonds and shall have the same terms as to status, redemption or otherwise as the Bonds.

The conditions of the Bonds also provide that the parties to the fiscal agency agreement will be able to amend the fiscal agency agreement and the Bonds without notice to or consent of the bondholders for the purpose of curing ambiguity or curing, correcting or supplementing any defective provisions therein, or effecting the issue of further bonds as described above or in any other manner the parties to the fiscal agency agreement may deem necessary or desirable and which will not, in their reasonable opinion, adversely affect the interests of the bondholders.

Exchange rates may affect the value of judgments in Canadian currency

The Currency Act (Canada) precludes a court in Canada from giving judgment in any currency other than Canadian currency. In Ontario, the court’s judgment may be based on a rate of exchange determined in accordance with section 121 of the Courts of Justice Act (Ontario), which rate of exchange is usually a rate in existence on the business day immediately preceding the date of payment of the judgment. Holders would bear the risk of exchange rate fluctuations between the time the Canadian dollar amount of the judgment is calculated and the time the holders receive payment.

Because the Bonds are held by or on behalf of DTC, investors will have to rely on its procedures for transfer, payment and communication with us

The Bonds will be issued in the form of one or more fully registered global bonds which will be deposited with DTC or its nominee. Except in limited circumstances, investors will not be entitled to receive Bonds in definitive form. DTC or its participants will maintain records of the beneficial interests in the Bonds. Investors will be able to trade their beneficial interests only through DTC.

We will discharge our payment obligations under the Bonds by making payments to DTC for distribution to its account holders. A holder of a beneficial interest in the Bonds must rely on the procedures of DTC and its participants to receive payments under the Bonds. We have no responsibility or liability for the records relating to, or payments made in respect of, beneficial interests in the Bonds.

Holders of beneficial interests in the Bonds will not have a direct right to vote in respect of the Bonds. Instead, such holders will be permitted to act only to the extent that they are enabled by DTC to appoint proxies. Similarly, holders of beneficial interests in the Bonds will not have a direct right under the Bonds to take enforcement action against us in the event of a default under the Bonds.

European Union Savings Directive

Under European Council Directive 2003/48/EC on taxation of savings income, as amended, each Member State of the European Union (the “EU”) is required to provide to the tax authorities of another Member State details of payments of interest (or similar income) paid by a person within its jurisdiction to, or collected by such a person for, an individual resident in that other Member State. However, for a transitional period, Austria and Luxembourg have instead opted to operate a withholding system in relation to such payments (the ending of such transitional period being dependent upon the conclusion of certain other agreements relating to information exchange with certain other countries) (unless during that period they elect otherwise). A number of non-EU countries and territories including Switzerland have agreed to adopt similar measures (a withholding system in the case of Switzerland). On November 13, 2008, the European Commission published proposals for amendments to the Directive and on April 24, 2009 the European Parliament approved an amended version of these proposals. If any of the proposed changes are implemented, they would amend and broaden the scope of the requirements set out above.

If a payment is to be made or collected through a Member State or non-EU country or territory which has opted for a withholding system and an amount of, or in respect of, tax is to be withheld from that payment, neither we nor any paying agent nor any other person making payment for or on behalf of us or any paying agent will be obliged to pay additional amounts with respect to any Bonds as a result of the imposition of such withholding tax. We are required to maintain a paying agent in a Member State that will not be obliged to withhold or deduct tax pursuant to the Directive.

Change of Law

The conditions of the Bonds are based on the laws of the Province of Ontario and the federal laws of Canada applicable therein in effect as at the date of this prospectus supplement. No assurance can be given as to the impact of any possible judicial decision or change to the laws of the Province of Ontario or the federal laws of Canada applicable therein or administrative practice after the date of this prospectus supplement.

The secondary market generally

Investors may not be able to sell their Bonds at prices that will provide them with a yield comparable to similar investments that have a more highly developed secondary market.

Exchange rate risks and exchange controls

We will pay principal and interest on the Bonds in the currency of the United States. This presents certain risks relating to currency conversions if an investor’s financial activities are denominated principally in a currency or currency unit (the “Investor’s Currency”) other than the currency of the United States. These include the risk that exchange rates may significantly change (including changes due to devaluation of the currency of the United States or revaluation of the Investor’s Currency) and the risk that authorities with jurisdiction over the Investor’s Currency may impose or modify exchange controls. An appreciation in the value of the Investor’s Currency relative to the currency of the United States would decrease (1) the Investor’s Currency-equivalent yield on the Bonds, (2) the Investor’s Currency-equivalent value of the principal payable on the Bonds and (3) the Investor’s Currency-equivalent market value of the Bonds.

Government and monetary authorities may impose (as some have done in the past) exchange controls that could adversely affect an applicable exchange rate. As a result, investors may receive less interest or principal than expected, or no interest or principal.

Investment in the Bonds involves the risk that subsequent changes in market interest rates may adversely affect the value of the Bonds.

Legal investment considerations may restrict certain investments

The investment activities of certain investors are subject to legal investment laws and regulations, or review or regulation by certain authorities. Each potential investor should consult its legal advisers to determine whether and to what extent (1) the Bonds are legal investments for it, (2) the Bonds can be used as collateral for various types of borrowing and (3) other restrictions apply to its purchase or pledge of any Bonds. Financial institutions should consult their legal advisers or the appropriate regulators to determine the appropriate treatment of the Bonds under any applicable risk-based capital or similar rules.

Interest of underwriters

Certain of the underwriters and their affiliates have engaged, and may in the future engage, in investment banking and/or commercial banking transactions with, and may perform services for us in the ordinary course of business and such activities could create the potential for or perception of conflict among the interests of underwriters and prospective investors.

DESCRIPTION OF BONDS

General

Our     % Bonds due          , in the aggregate principal amount of US$           will be issued under a fiscal agency agreement dated as of          , between us and The Bank of New York Mellon, as registrar, fiscal agent, transfer agent and principal paying agent (the “Registrar”), which defines your rights as a holder of the Bonds.

The information contained in this section and in the Basic Prospectus summarizes some of the terms of the Bonds and the fiscal agency agreement. You should read the information set forth below together with the section “Description of Debt Securities and Warrants” in the Basic Prospectus, which summarizes the general terms of the Bonds and the fiscal agency agreement. This prospectus supplement describes the terms of the Bonds in greater detail than the Basic Prospectus and may provide information that differs from the Basic Prospectus. If the information in this prospectus supplement differs from the Basic Prospectus, you should rely on the information in this prospectus supplement. You should also read the fiscal agency agreement and the exhibits thereto, including the form of Global Bonds (as defined below), a copy of which will be incorporated by reference herein as an exhibit to the registration statement and will be available for inspection at the office of the United Kingdom paying agent, for a full description of the terms of the Bonds.

References to principal and interest in respect of the Bonds shall be deemed also to refer to any Additional Amounts which may be payable as described below. See “Payment of Additional Amounts”.

Status of the Bonds

The Bonds will be our direct unsecured obligations and as among themselves will rank pari passu and be payable without any preference or priority. The Bonds will rank equally with all of our other unsecured and unsubordinated indebtedness and obligations from time to time outstanding. Payments of principal of and interest on the Bonds will be a charge on and payable out of the Consolidated Revenue Fund of Ontario.

Form, Denomination and Registration

The Bonds will be issued in the form of fully registered permanent global bonds (“Global Bonds”) registered in the name of Cede & Co., as nominee of DTC, and held by The Bank of New York Mellon as custodian for DTC, or the DTC Custodian. Beneficial interests in the Global Bonds will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the Global Bonds through any of DTC (in the United States), CDS (in Canada) or Clearstream or Euroclear if they are participants of such systems, or indirectly through organizations which are participants in such systems. CDS will hold interests on behalf of its participants directly through its account at DTC and Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream and Euroclear’s names on the books of their respective depositaries (“U.S. Depositaries”), which in turn will hold such interests in customers’ securities accounts in the U.S. Depositaries’ names on the books of DTC. Except in the limited circumstances described herein, owners of beneficial interests in the Global Bonds will not be entitled to have Bonds registered in their names, will not receive or be entitled to receive Bonds in definitive form and will not be considered registered holders thereof under the fiscal agency agreement. See “Title” and “Definitive Certificates”.

Bonds will only be sold in minimum aggregate principal amounts of US$5,000 and integral multiples of US$1,000 for amounts in excess of US$5,000.

All Bonds will be recorded in a register maintained by the Registrar, and will be registered in the name of Cede & Co., for the benefit of owners of beneficial interests in the Global Bonds, including, those beneficial owners which are participants of CDS, Clearstream and Euroclear.

The Registrar will not impose any fees in respect of the Bonds, other than reasonable fees for the replacement of lost, stolen, mutilated or destroyed Bonds. However, owners of beneficial interests in the Global Bonds may incur fees payable in respect of the maintenance and operation of the book-entry accounts in which such interests are held with the clearing systems.

Title

Subject to applicable law and the terms of the fiscal agency agreement, we, the Registrar, and any paying agent appointed pursuant to the fiscal agency agreement shall deem and treat the registered holders of the Bonds as the absolute owners thereof for all purposes whatsoever notwithstanding any notice to the contrary; and all payments to or on the order of the registered holders shall be valid and effectual to discharge our liability and that of the Registrar in respect of the Bonds to the extent of the sum or sums so paid.

Interest

The Bonds will bear interest from and including           at a rate of     % per annum. Interest for the initial interest period from, and including,           to, but excluding,           will be payable on          . Thereafter, interest will be payable in two equal semi-annual installments in arrears on           and           of each year. Interest will be payable to the persons in whose name the Bonds are registered at the close of business on the preceding           or           (the regular record dates), as the case may be. Interest on the Bonds will cease to accrue on the date fixed for redemption or repayment unless payment of principal is improperly withheld or refused. Any overdue principal or interest on the Bonds shall bear interest at the rate of     % per annum (before and after judgment) until paid, or if earlier, when the full amount of the moneys payable has been received by the Registrar and notice to that effect has been given in accordance with “Notices” below. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Yield

The yield,     %, is calculated as the semi-annual expected return based on the cash flows of the Bonds assuming one continuous re-investment rate for periodic coupon payments. The yield is calculated at the issue date on the basis of the initial public offering price. It is not an indication of future yield.

Payments

Principal of and interest on the Bonds (including Bonds in definitive form if issued in exchange for the Global Bonds as described under “Definitive Certificates”) are payable by us in such coin or currency of the United States as at the time of payment is legal tender for the payment of public or private debt to the persons in whose names the Bonds are registered on the record date preceding any interest payment date, the Maturity Date or the date of redemption, as the case may be. Ownership positions within each clearing system will be determined in accordance with the normal conventions observed by such system. The Registrar will act as our principal paying agent for the Bonds pursuant to the fiscal agency agreement. The Registrar will pay amounts received from the Province directly to Cede & Co. Neither we nor the Registrar will have any responsibility or liability for any aspect of the records of DTC, CDS, Clearstream or Euroclear relating to, or payments made by DTC, CDS, Clearstream or Euroclear on account of, beneficial interests in the Global Bonds or for maintaining, supervising or reviewing any records of DTC, CDS, Clearstream or Euroclear relating to such beneficial interests. With respect to payments on bonds issued in definitive form, see “Definitive Certificates”.

If any date for payment in respect of any Bond is not a business day, the registered holder thereof shall not be entitled to payment until the next following business day, and no further interest shall be paid in respect of the delay in such payment, unless such next following business day falls in the next succeeding calendar month, in which case the related payment will be made on the immediately preceding business day as if made on the date such payment was due. In this paragraph “business day” means a day on which banking institutions in the City of New York, in the City of London and in the City of Toronto are not authorized or obligated by law or executive order to be closed. If the Bonds have been issued in definitive form and a date for payment is a business day but is a day on which the United Kingdom paying agent or any other paying agent is closed at the applicable place of payment, a registered holder will not be entitled to payment at such location until the next succeeding day on which banking institutions in such place of payment are not generally authorized or obligated by law or executive order to be closed, and no further interest shall be paid in respect of the delay in such payment.

We will maintain a paying agent in a Member State of the European Union that will not be obliged to withhold or deduct tax pursuant to the European Council Directive regarding the taxation of savings income (Directive 2003/48/EC) (the “Directive”) or any other directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 or any law implementing or complying with, or introduced in order to conform to, such directive.

Further Issues

We may, from time to time, without notice to or the consent of the registered holders of the Bonds, create and issue further bonds ranking pari passu with the Bonds in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such further bonds or except for the first payment of interest following the issue date of such further bonds) so that such further bonds shall be consolidated and form a single series with the Bonds and shall have the same terms as to status, redemption or otherwise as the Bonds. Any further bonds shall be issued subject to agreements supplemental to the fiscal agency agreement.

Payment of Additional Amounts

All payments of, or in respect of, principal of and interest on the Bonds will be made without withholding of or deduction for, or on account of, any present or future taxes, duties, assessments or charges of whatsoever nature imposed or levied by or on behalf of the Government of Canada, or any province or political subdivision thereof, or any authority thereof or agency therein having power to tax, unless such taxes, duties, assessments or charges are required by law or by the administration or interpretation thereof to be withheld or deducted. In that event, we (subject to our right of redemption described herein) will pay to the registered holders of the Bonds such additional amounts (the “Additional Amounts”) as will result (after withholding or deduction of the said taxes, duties, assessments or charges) in the payment to the holders of Bonds of the amounts which would otherwise have been payable in respect of the Bonds in the absence of such taxes, duties, assessments or charges, except that no such Additional Amounts shall be payable with respect to any Bond presented for payment:

(a)	by or on behalf of a holder who is subject to such taxes, duties, assessments or charges in respect of such Bond by reason of the holder being connected with Canada otherwise than merely by the holding or ownership as a non-resident of Canada of such Bond; or

(b)	more than 15 days after the Relevant Date, except to the extent that the holder thereof would have been entitled to such Additional Amounts on the last day of such period of 15 days. For this purpose, the “Relevant Date” in relation to any Bond means whichever is the later of:

(i)	the date on which the payment in respect of such Bond becomes due and payable; or

(ii)	if the full amount of the moneys payable on such date in respect of such Bond has not been received by the Registrar on or prior to such date, the date on which notice is duly given to the holders of Bonds that such moneys have been so received; or

(c)	where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to the Directive or any other directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 or any law implementing or complying with, or introduced in order to conform to, such directive; or

(d)	by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting (where presentation is required) the relevant Bond to another paying agent in a Member State of the European Union.

Maturity, Redemption and Purchases

The principal amount of the Bonds shall be due and payable on           (the “Maturity Date”). The Bonds are not redeemable prior to the Maturity Date unless specified events occur involving Canadian taxation as provided below.

The Bonds may be redeemed at our option in whole, but not in part, at any time, on giving not less than 30 days’ and not more than 60 days’ notice to registered holders of Bonds in accordance with “Notices” below (which notice shall be irrevocable), at 100% of the principal amount thereof, together with interest accrued thereon to the date fixed for redemption, if (a) we have paid or we will become obliged to pay Additional Amounts as provided or referred to in “Payment of Additional Amounts” above as a result of any change in, or amendment to, the laws or regulations of Canada, or any province or political subdivision thereof, or any authority thereof or agency therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after          , and (b) such obligation cannot be avoided by our taking reasonable measures available to us, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which we would be obliged to pay such Additional Amounts were a payment in respect of the Bonds then due. Prior to the publication of any notice of redemption pursuant to this paragraph, we shall deliver to the Registrar a certificate signed by one of our officers stating that we are entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to our right so to redeem have occurred.

We may at any time purchase Bonds in the open market, or by tender or by private contract at any price and may or may not cause the Registrar to cancel any Bonds so purchased.

Definitive Certificates

No beneficial owner of Bonds will be entitled to receive Bonds in definitive form except in the limited circumstances described below.

If DTC notifies us that it is unwilling or unable to continue as depositary in connection with the Global Bonds or ceases to be a clearing agency registered under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) and a successor depositary is not appointed by us within a reasonable period after receiving such notice or becoming aware that DTC is no longer so registered, we will issue or cause to be issued fully registered Bonds in definitive form upon registration of transfer of, or in exchange for, the Global Bonds. We may also at any time and in our sole discretion determine not to have any of the Bonds held in the form of the Global Bonds and, in such event, we will issue or cause to be issued fully registered Bonds in definitive form upon registration of transfer of, or in exchange for, such Global Bonds.

For so long as the Bonds are listed on the London Stock Exchange plc and if the rules of such stock exchange on which the Bonds are listed so require, we have agreed to appoint and maintain a paying agent in the United Kingdom to act on our behalf. Payments of interest on fully registered Bonds in definitive form will be made by the Registrar by cheque or wire transfer in accordance with the fiscal agency agreement. Fully registered Bonds in definitive form may be surrendered at the office of the United Kingdom paying agent for payment of principal at maturity or on the date fixed for redemption.

Modification

The fiscal agency agreement and the Bonds may be amended or supplemented by us on the one hand, and the Registrar, on the other hand, without notice to or the consent of the registered holder of any Bond, for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provisions contained therein, or effecting the issue of further bonds as described under “Further Issues” above, or in any other manner which we may deem necessary or desirable and which, in our reasonable opinion, on the one hand, and the Registrar, on the other hand, will not adversely affect the interests of the holders of Bonds.

The fiscal agency agreement will contain provisions for convening meetings of registered holders of Bonds to consent by Extraordinary Resolution (as defined below) to any modification or amendment proposed by us to the fiscal agency agreement (except as provided in the immediately preceding paragraph) and the Bonds (including the terms and conditions thereof). An Extraordinary Resolution duly passed at any such meeting shall be binding on all registered holders of Bonds, whether present or not; provided, however, that no such modification or amendment to the fiscal agency agreement or to the terms and conditions of the Bonds may, without the consent of the registered holder of each such Bond affected thereby: (a) change the Maturity Date of any such Bond or change any interest payment date; (b) reduce the principal amount of any such Bond or the rate of interest payable thereon; (c) change the currency of payment of any such Bond; (d) impair the right to institute suit for the enforcement of any payment on or with respect to such Bond; or (e) reduce the percentage of the principal amount of Bonds necessary for the taking of any action, including modification or amendment of the fiscal agency agreement or the terms and conditions of the Bonds, or reduce the quorum required at any meeting of registered holders of Bonds.

The term “Extraordinary Resolution” will be defined in the fiscal agency agreement as a resolution passed at a meeting of registered holders of Bonds by the affirmative vote of the registered holders of not less than 66 2/3% of the principal amount of the Bonds represented at the meeting in person or by proxy and voting on the resolution or as an instrument in writing signed by the registered holders of not less than 66 2/3% in principal amount of the outstanding Bonds. The quorum at any such meeting for passing an Extraordinary Resolution will be one or more persons being or representing registered holders of Bonds with at least a majority in principal amount of the Bonds at the time outstanding, or at any adjourned meeting called by us or the Registrar, one or more persons being or representing registered holders of Bonds whatever the principal amount of the Bonds so held or represented.

Governing Law

The Bonds and the fiscal agency agreement will be governed by, and construed in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable in the Province of Ontario.

Notices

All notices will be published in English in the Financial Times in London (if and for so long as the Bonds are listed on the London Stock Exchange plc and the rules of the London Stock Exchange plc so require), The Wall Street Journal in New York and The Globe and Mail in Toronto. If at any time publication in any such newspaper is not practicable, notices will be valid if published in an English language newspaper with general circulation in the respective market regions as we, with the approval of the Registrar, shall determine. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once or on different dates, on the first date on which publication is made.

Prescription

Our obligation to pay an amount of interest on the Bonds will cease if a claim for the payment of such interest is not made within two years after the date on which such interest becomes due and payable. Our obligation to pay the principal amount of the Bonds will cease if the Bonds are not presented for payment within two years after the date on which such principal becomes due and payable.

CLEARING AND SETTLEMENT

Links have been established among DTC, CDS, Clearstream and Euroclear to facilitate the initial issuance of the Bonds and cross-market transfers of the Bonds associated with secondary market trading. DTC will be linked directly to CDS, and linked indirectly to Clearstream and Euroclear through the DTC accounts of their respective U.S. Depositaries.

The Clearing Systems

The clearing systems have advised us as follows:

DTC.  DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for securities that its participants (“Direct Participants”) deposit with DTC. DTC also facilitates post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, the National Securities Clearing Corporation and Fixed Income Clearing Corporation; all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants” and, together with Direct Participants, “DTC Participants”). The DTC rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.

Purchases of Bonds under the DTC system must be made by or through Direct Participants, which will receive a credit for the Bonds on DTC’s records. The ownership interest of each actual purchaser of each Bond (a “beneficial owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the Bonds are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in Bonds, except in the event that use of the book-entry system for the Bonds is discontinued.

To facilitate subsequent transfers, all Bonds deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of Bonds with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the Bonds; DTC’s records reflect only the identity of the Direct Participants to whose accounts such Bonds are credited, which may or may not be the beneficial owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the Bonds unless authorized by a Direct Participant in accordance with DTC’s Money Market Instrument Procedures. Under its usual procedures, DTC mails an “omnibus proxy” to the Province as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the Bonds are credited on the applicable record date (identified in a listing attached to the omnibus proxy).

Principal, premium, if any, and interest payments on the Bonds will be made to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC). DTC’s practice is to credit Direct Participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from the Province or the applicable Registrar, on the applicable payment date in accordance with their respective holdings shown on DTC’s records. Payments by DTC Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of such DTC Participant and not of DTC, the Registrar or the Province, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and interest to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the Province or the Registrar, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the beneficial owners shall be the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as securities depository with respect to the Bonds at any time by giving reasonable notice to the Province or the Registrar. Under such circumstances, in the event that a successor securities depository is not obtained, Bonds in definitive form are required to be printed and delivered to each holder.

The Province may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Bonds in definitive form will be printed and delivered to each holder.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that the Province believes to be reliable, but is subject to any changes to the arrangements between the Province and DTC and any changes to such procedures that may be instituted unilaterally by DTC.

CDS.  CDS, formed in 2006 as a subsidiary of The Canadian Depository for Securities Limited (“CDS Ltd.”), is Canada’s national securities clearing and depositary services organization which provides clearing and settlement services previously performed by CDS Ltd. since its inception in 1970. Functioning as a service utility for the Canadian financial community, CDS provides a variety of computer automated services for financial institutions and investment dealers active in domestic and international capital markets. CDS participants (“CDS Participants”) include banks, investment dealers and trust companies and may include certain of the underwriters. Indirect access to CDS is available to other organizations that clear through or maintain a custodial relationship with a CDS Participant. Transfers of ownership and other interests, including cash distributions, in Bonds in CDS may only be processed through CDS Participants and will be completed in accordance with existing CDS rules and procedures. CDS operates in Montreal, Toronto, Calgary and Vancouver to centralize securities clearing functions through a central securities depositary.

CDS is a wholly owned subsidiary of CDS Ltd. CDS Ltd. is a private corporation, owned by investment dealers, major banks, TSX Inc. and trust companies through their respective industry associations.

Clearstream.  Clearstream Banking, société anonyme, 42 Avenue J.F. Kennedy, L-1855 Luxembourg (“Clearstream”), was incorporated in 1970 as “Cedel S.A.”, a company with limited liability under Luxembourg law (a société anonyme). Cedel subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank’s parent company, Cedel International, société anonyme (“CI”) commenced the merger of its clearing, settlement and custody business with that of Deutsche Börse AG (“DBAG”). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in Cedelbank), and the transfer by DBAG of its shares in Deutsche Börse Clearing (“DBC”), to a new Luxembourg company, which with effect January 14, 2000 was renamed Clearstream International and was then 50% owned by CI and 50% owned by DBAG.

Following this merger, the subsidiaries of Clearstream International were also renamed to give them a cohesive brand name. On January 18, 2000, Cedelbank was renamed “Clearstream Banking” and Cedel Global Services was renamed “Clearstream Services”. On January 17, 2000, Deutsche Börse Clearing AG was renamed “Clearstream Banking AG”.

Since July 2002, Clearstream has been an integral part of DBAG. The combined group provides technology, services and products from trading and information products to clearing, settlement and custody, which are accessible at each stage of the processing chain and are based on straight through processing and interoperability standards. The shareholders of DBAG are comprised of mainly banks, securities dealers and financial institutions.

Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers (“Clearstream Participants”) through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in many countries through established depository and custodial relationships.

Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, “CSSF”, which supervises Luxembourg banks. Since February 12, 2001, Clearstream has also been supervised by the Central Bank of Luxembourg according to the Settlement Finality Directive

Implementation of January 12, 2001, following the official notification to the regulators of Clearstream’s role as a payment system provider operating a securities settlement system.

Clearstream Participants are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V. as the Operator of the Euroclear System (the “Euroclear Operator”) in Brussels to facilitate settlement of trades between Clearstream and the Euroclear Operator.

Distributions of interest and principal with respect to Bonds held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.

Euroclear.  Euroclear Bank SA/NV, 1 Boulevard du Roi Albert II, B-1210 Brussels (“Euroclear”) holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between participants (herein “Euroclear Participants”) as defined in the Terms and Conditions Governing Use of Euroclear as amended from time to time (the “Terms and Conditions”) and between Euroclear Participants and participants of certain other securities settlement systems through electronic book-entry changes in accounts of such participants or through other securities intermediaries.

Euroclear provides Euroclear Participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services. Euroclear Participants are investment banks, securities brokers and dealers, banks, central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other organizations. Certain of the managers or underwriters for this offering, or other financial entities involved in this offering, may be Euroclear Participants.

Non-participants in the Euroclear System may hold and transfer book-entry interests in securities through accounts with a Euroclear Participant in the Euroclear System or any other securities intermediary that holds a book-entry interest in the securities through one or more securities intermediaries standing between such other securities intermediary and Euroclear.

Distributions of interest and principal with respect to Bonds held beneficially through Euroclear will be credited to cash accounts of Euroclear Participants in accordance with its rules and procedures, to the extent received by its depositary in the United States.

Global Clearance and Settlement Procedures

Initial settlement for the Bonds will be made in immediately available funds.

Secondary market trading between DTC Participants will occur in the ordinary way in accordance with DTC rules. Secondary market trading between CDS Participants will be in accordance with market conventions applicable to transactions in book-based Canadian domestic bonds. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Transfer Between DTC and CDS, Clearstream or Euroclear.   Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CDS Participants, Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant international clearing system will, if the transaction meets its settlement requirements, deliver instructions to DTC (in the case of CDS) or to its U.S. Depositary (in the case of Clearstream or Euroclear) to take action to effect final settlement on its behalf by delivering or receiving Bonds in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CDS Participants, Clearstream Participants and Euroclear Participants may not deliver instructions directly to DTC or the respective U.S. Depositary of Clearstream or Euroclear.

Because of time-zone differences, credits of Bonds received in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and will be dated the business day following the DTC settlement date. Such credits or any transactions in such Bonds settled during such processing will be reported to the relevant Clearstream Participants or Euroclear Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of Bonds by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be generally available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Transfers Between Clearstream, Euroclear and CDS.  Cross-market transfers between Clearstream Participants, Euroclear Participants and CDS Participants will be effected in DTC.

When Bonds are to be transferred from the account of a CDS Participant to the account of a Clearstream Participant or Euroclear Participant, the CDS Participant will transmit instructions to CDS on settlement date. The Clearstream Participant or Euroclear Participant will transmit instructions to Clearstream or Euroclear at least one business day prior to settlement date. One business day prior to settlement date Clearstream and on settlement date Euroclear, will transmit trade instructions to its respective U.S. Depositary. The beneficial interests in the Bonds and payments for such beneficial interests will be transferred in DTC by CDS and the respective U.S. Depositaries for Clearstream and Euroclear.

Although DTC, CDS, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Bonds among participants of DTC, CDS, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

TAXATION

Canadian Taxation

Please refer to the statements under “Description of Debt Securities and Warrants — Canadian Income Tax Considerations” in the Basic Prospectus for a summary of the principal Canadian federal income tax consequences generally applicable to a holder of Bonds acquired pursuant to this prospectus supplement who, for the purposes of the Income Tax Act (Canada), is a Non-resident Holder (as defined in the Basic Prospectus).

United Kingdom Taxation

Please refer to the statements under “Description of Debt Securities and Warrants — United Kingdom Taxation” in the Basic Prospectus for a summary of the Province’s understanding of: (a) current UK law and published HM Revenue & Customs practice applicable only to persons who are absolute beneficial owners of the Bonds and only relating to (i) UK withholding tax treatment of interest payments in respect of the Bonds and (ii) UK stamp duty and stamp duty reserve tax consequences of transfers of the Bonds; and (b) the general scope and application of the European Union Directive on the Taxation of Savings Income.

United States Taxation

Please refer to the statements under “Description of Debt Securities and Warrants — United States Federal Income Tax Considerations” in the Basic Prospectus for a summary of the material United States federal income tax considerations regarding the purchase, ownership and disposition of the Bonds to U.S. Holders (as defined in the Basic Prospectus) who are initial purchasers of Bonds purchasing Bonds at the price set forth on the cover page of this prospectus supplement.

This section provides information that supplements the statements under “Description of Debt Securities and Warrants — United States Federal Income Tax Considerations” in the Basic Prospectus. If the information in this prospectus supplement differs from the Basic Prospectus, you should rely on the information in this prospectus supplement.

Recent Legislative Developments.  Newly enacted legislation requires certain U.S. Holders who are individuals, estates or trusts to pay an additional 3.8% tax on, among other things, interest and capital gains for taxable years beginning after December 31, 2012. In addition, for taxable years beginning after March 18, 2010, new legislation requires certain U.S. Holders who are individuals that hold certain foreign financial assets (which may include the Bonds) to report information relating to such assets, subject to certain exceptions. U.S. Holders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of the Bonds.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement dated as of          , the underwriters named below have agreed to purchase, and we have agreed to sell to the underwriters, the principal amount of Bonds set forth below.

Underwriter	Principal Amount

Total	US$

Under the terms and conditions of the underwriting agreement, the underwriters are committed to take and pay for all of the Bonds, if any are taken. We have undertaken to the underwriters to use all reasonable efforts to have the Bonds listed on the London Stock Exchange plc as soon as possible after the closing of the issue. We cannot guarantee that these applications will be approved, and settlement of the Bonds is not conditional on obtaining the listing.

The underwriters propose to offer the Bonds directly to the public at the initial offering price set forth on the cover page of this prospectus supplement. After the Bonds are released for sale to the public, the offering price terms may be changed.

The underwriters agree to purchase the Bonds pursuant to the provisions of an underwriting agreement. There is no application period. Prospective investors may subscribe for Bonds in accordance with the arrangements existing between the underwriters and their customers relating to the subscription of global bonds generally.

There is no set timetable for the offering. Generally, sales representing the entire aggregate principal amount of the offering are confirmed by the underwriters shortly after the initial pricing terms are settled.

Investors commit to purchasing the Bonds when sales are confirmed by the underwriters. No investor in the Bonds is required to pay in advance of delivery an amount that may be in excess of the total price for the securities purchased.

The underwriters will allot Bonds to prospective investors and notification of the allotment will be made in accordance with the arrangements existing between the underwriters and their customers relating to the allotment of global bonds generally. The Bonds are generally freed to trade shortly after the initial pricing terms are settled and notification of allotment is made.

The Bonds are offered for sale in the United States, Canada, and those jurisdictions in Europe and Asia where it is legal to make such offers.

The underwriters have agreed that they will not offer, sell or deliver any of the Bonds, directly or indirectly, or distribute this prospectus supplement or Basic Prospectus or any other offering material relating to the Bonds, in or from any jurisdiction except under circumstances that will, to the best of their knowledge and belief, after reasonable investigation, result in compliance with the applicable laws and regulations thereof and which will not impose any obligations on us except as set forth in the underwriting agreement.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each of the underwriters has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Bonds which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than any offers in the United Kingdom from the time the UKLA Prospectus has been approved by the UK Listing Authority and published in accordance with the Prospectus Directive until such later date as the Province may permit, and provided that the Province has consented in writing to use of the UKLA Prospectus for any such offers, except that it may, with effect from and including the Relevant Implementation Date, make an offer of such Bonds to the public in that Relevant Member State:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by the Province for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Bonds shall require the Province or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Bonds to the public” in relation to any Bonds in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Bonds to be offered so as to enable an investor to decide to purchase or subscribe the Bonds, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State. The expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Each of the underwriters, on behalf of itself and each of its affiliates that participates in the initial distribution of the Bonds, has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Bonds in circumstances in which Section 21(1) of the FSMA does not apply to the Province; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Bonds in, from or otherwise involving the United Kingdom.

Unless and until this document has been approved by the UK Listing Authority as part of the UKLA Prospectus:

(a)	this document is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”);

(b)	this document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons; and

(c)	any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

The Bonds have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, each of the underwriters, on behalf of itself and each of its affiliates that participates in the initial distribution of the Bonds, has undertaken that it has not offered or sold and will not offer or sell any Bonds, directly or indirectly, in Japan or to, or for the benefit of, any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any Japanese Person except pursuant to an exemption from the registration requirements of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended), and under circumstances which will result in compliance with all applicable laws, regulations and guidelines promulgated by the relevant Japanese governmental and regulatory authorities and in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

In addition, each of the underwriters, on behalf of itself and each of its affiliates that participates in the initial distribution of the Bonds, has represented and agreed that:

(a)	it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Bonds (except for Bonds which are a “structured product” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong) other than (i) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance; or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and

(b)	it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Bonds, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Bonds which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Furthermore, each of the underwriters, on behalf of itself and each of its affiliates that participates in the initial distribution of the Bonds, has represented and agreed that it has not offered or sold and will not offer or sell any Bonds, directly or indirectly, to the public in Switzerland.

Purchasers may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the issue price set forth above.

We expect that delivery of the Bonds will be made against payment therefor on or about the closing date of this offering specified on the cover page of this prospectus supplement, which is      business days following the date of pricing of the Bonds (this settlement cycle being referred to as “T+  ”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade their Bonds on the date of pricing or the next   succeeding business days will be required, by virtue of the fact that the Bonds initially will settle in T+  , to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of Bonds who wish to trade their Bonds on the date of pricing or the next   succeeding business days should consult their own advisor.

We have been advised by the underwriters that they intend to make a market in the Bonds, but they are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of, or the trading markets for, the Bonds.

In connection with the issue of the Bonds, the underwriters (or persons acting on their behalf) may over-allot Bonds or effect transactions with a view to supporting the market price of the Bonds at a level higher than that which might otherwise prevail. However, there is no assurance that the underwriters (or persons acting on their behalf) will undertake stabilization action. Any stabilization action may begin on or after the date on which adequate public disclosure of the terms of the offer of the Bonds is made and, if begun, may be ended at any time, but it must end no later than the earlier of 30 days after the issue date of the Bonds and 60 days after the date of the allotment of the Bonds. Any stabilization action or over-allotment must be conducted by the relevant underwriter (or persons acting on their behalf) in accordance with all applicable laws and rules.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the U.S. Securities Act of 1933, as amended. We estimate that we will pay approximately US$           for expenses associated with the offering of the Bonds. Save for the underwriting discount, so far as we are aware, no person involved in the issue of the Bonds has an interest material to the offer.

In the course of their respective businesses, the underwriters and their respective affiliates have engaged in and may in the future engage in investment banking and other transactions with us.

LEGAL MATTERS

The legality of the Bonds will be passed upon on our behalf by the Deputy Attorney General of the Province of Ontario, the Assistant Deputy Attorney General of the Province of Ontario, the Acting Assistant Deputy Attorney General of the Province of Ontario or any solicitor who is an employee of the Crown and seconded to the Legal Services Branch, Ministry of Finance and Ministry of Revenue, and on behalf of the underwriters by Stikeman Elliott LLP, Canadian counsel for the underwriters. Stikeman Elliott LLP have, from time to time, rendered legal services to us.

Certain U.S. legal matters in connection with the offering of the Bonds will be passed upon on our behalf by Shearman & Sterling LLP and on behalf of the underwriters by Davis Polk & Wardwell LLP.

The statements in this prospectus supplement under “Taxation — Canadian Taxation” and in the Basic Prospectus under “Description of Debt Securities and Warrants — Canadian Income Tax Considerations” are set forth herein in reliance upon the opinion of the Deputy Attorney General, the Assistant Deputy Attorney General of the Province of Ontario, the Acting Assistant Deputy Attorney General of the Province of Ontario or any solicitor who is an employee of the Crown and seconded to the Legal Services Branch, Ministry of Finance and Ministry of Revenue and Stikeman Elliott LLP, and the statements in this prospectus supplement under “Taxation — United States Taxation” and in the Basic Prospectus under “Description of Debt Securities and Warrants — United States Federal Income Tax Considerations” are set forth therein in reliance upon the opinion of Shearman & Sterling LLP, our United States counsel.

AUTHORIZED AGENT

Our authorized agent in the United States is the Counsellor (Intergovernmental Relations), Provincial, Territorial and Parliamentary Affairs, Embassy of Canada.

DOCUMENTS INCORPORATED BY REFERENCE

For purposes of the Prospectus Directive only, any reference, whether in this prospectus supplement or the Basic Prospectus, to this prospectus supplement or the Basic Prospectus means such documents excluding all documents incorporated by reference herein or therein other than such documents incorporated by reference herein by this section “Documents Incorporated by Reference”. For purposes of the Prospectus Directive only, the following documents, which have been previously filed with the UK Listing Authority in the United Kingdom, shall be deemed to be incorporated in, and to form part of, this prospectus supplement:

(1)	the 2011 Ontario Budget presented to the Legislative Assembly of Ontario on March 29, 2011;

(2)	Exhibit (d) to the Province’s Annual Report on Form 18-K dated December 20, 2010 and filed with the SEC on December 21, 2010; and

(3)	the Public Accounts of Ontario 2009-2010 — Annual Report and Consolidated Financial Statements, dated July 30, 2010,

provided that any statement contained in a document all or the relative portion of which is incorporated by reference shall be deemed to be modified or superseded for the purpose of this prospectus supplement to the extent that a statement contained herein modifies or supersedes such earlier statement (whether expressly, by implication or otherwise).

Copies of documents incorporated by reference in this prospectus supplement under this section “Documents Incorporated by Reference” can be obtained from the office of the Issuer at the Ontario Financing Authority, One Dundas Street West, Suite 1400, Toronto, Ontario, Canada M5G 1Z3 and the United Kingdom paying agent, The Bank of New York Mellon, One Canada Square, London E14 5AL, England.

FORWARD-LOOKING STATEMENTS

The following documents relating to the Province’s securities offered by this prospectus supplement may contain forward-looking statements:

•	this prospectus supplement;

•	the Basic Prospectus; and

•	the documents incorporated by reference into this prospectus supplement and the Basic Prospectus.

Forward-looking statements are statements that are not historical facts, including statements about the Province’s beliefs and expectations. These statements are based on current plans, estimates and projections, which may change, and therefore you should not place undue reliance on them. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update any of them in light of new information or future events. Forward-looking statements involve inherent risks and uncertainties. We caution you that actual results may differ materially from those contained in any forward-looking statements.

GENERAL INFORMATION

We have undertaken to the underwriters to use all reasonable efforts to have the Bonds listed on the London Stock Exchange plc as soon as possible after the closing of the issue.

The Bonds will be accepted for clearance through DTC, CDS, Clearstream and Euroclear. The Common Code for the Bonds is          , the ISIN for the Bonds is           and the CUSIP number for the Bonds is          .

The issue and sale of the Bonds was authorized by an Order of the Lieutenant Governor in Council of Ontario dated          , made pursuant to the Financial Administration Act (Ontario).

There have been no significant changes in the Province’s public finance and trade position since March 31, 2010.

The Province is subject to claims in the ordinary course. These claims arise from legal action, either in progress or threatened, in respect of aboriginal land claims, breach of contract, damages to persons and property and like items. As of July 7, 2011, there were 90 claims against the Crown in right of Ontario for amounts over $50 million. The cost to the Province, if any, cannot be determined because the outcome of these actions is uncertain. However, there are no governmental, legal or arbitration proceedings (including any such proceedings which are pending or threatened of which the Province is aware), during a period covering the 12 months preceding the date of this prospectus supplement (and this prospectus, for purposes of the Prospectus Directive) which have had in the recent past, or that may have, significant effects on the Province’s financial position.

Copies of the following documents will, so long as any Bonds are outstanding, be available for inspection during usual business hours at the specified office of the United Kingdom paying agent: (a) the documents incorporated by reference herein for purposes of the Prospectus Directive only under “Documents Incorporated by Reference”; (b) the fiscal agency agreement (which will contain the form of the Global Bonds); (c) the underwriting agreement; and (d) the Order of the Lieutenant Governor in Council of Ontario authorizing the issue and sale of the Bonds.

ISSUER

Province of Ontario
c/o Chief Executive Officer
Ontario Financing Authority
One Dundas Street West
Suite 1400
Toronto, Ontario
Canada M5G 1Z3

UNDERWRITERS

REGISTRAR, FISCAL AGENT, TRANSFER AGENT,
PRINCIPAL PAYING AGENT AND DTC CUSTODIAN

The Bank of New York Mellon
101 Barclay Street, 4E
New York, New York
U.S.A. 10286

UNITED KINGDOM PAYING AGENT

The Bank of New York Mellon
One Canada Square
London E14 5AL
England

LEGAL ADVISORS

to the Issuer	to the Underwriters

as to Canadian law Ministry of the Attorney General Legal Services Branch Ministry of Finance and Ministry of Revenue 777 Bay Street 11th floor Toronto, Ontario Canada M5G 2C8	as to Canadian law Stikeman Elliott LLP Commerce Court West 199 Bay Street Toronto, Ontario Canada M5L 1B9

as to U.S. law Shearman & Sterling LLP Commerce Court West 199 Bay Street, Suite 4405 Toronto, Ontario Canada M5L 1E8	as to U.S. law Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York U.S.A. 10017

as to United Kingdom Listing Authority listing requirements
Shearman & Sterling (London) LLP
Broadgate West
9 Appold Street
London EC2A 2AP
England

PROSPECTUS

PROVINCE OF ONTARIO

(Canada)

US$30,000,000,000

By this prospectus, the Province may offer its debt securities, consisting of any combination of debentures, notes and bonds, and warrants to purchase debt securities.

We may offer from time to time up to US$30,000,000,000 aggregate principal amount of debt securities and warrants or the equivalent in other currencies (plus such additional principal amount as may be necessary such that, if the debt securities are issued at an original issue discount, the aggregate initial offering price will not exceed US$30,000,000,000). We will provide the specific terms of these debt securities and warrants in supplements to this prospectus. You should read this prospectus and the supplements carefully before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated May 13, 2010.

The prospectus supplement that relates to your debt securities or warrants may update or supersede any of the information in this prospectus.

The words “the Province”, “we”, “our”, “ours” and “us” refer to the Province of Ontario.

ABOUT THIS PROSPECTUS

This prospectus has been filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, we may sell any combination of the debt securities and warrants described in this prospectus in one or more offerings for total aggregate proceeds of up to US$30,000,000,000 (plus such additional principal amount as may be necessary such that, if the debt securities are issued at an original issue discount, the aggregate initial offering price will not exceed US$30,000,000,000). This prospectus provides you with a general description of the debt securities and warrants we may offer. Each time we sell debt securities or warrants we will provide a supplement to this prospectus that will contain specific information about the terms of that offering. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” below.

References in this prospectus to “Cdn.$” are to lawful money of Canada and “US$” are to lawful money of the United States of America. The noon exchange rate between the U.S. dollar and the Canadian dollar published by the Bank of Canada on May 10, 2010 was approximately Cdn.$1.00 = US$0.9760.

WHERE YOU CAN FIND MORE INFORMATION

The Province is not subject to the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). However, it does file an annual report and other information with the SEC on a voluntary basis. These reports include certain financial, statistical and other information about the Province. You may read and copy any document the Province files with the SEC at the SEC’s public reference facility at Room 1580, 100 F Street N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information. Information filed by the Province is also available from the SEC’s Electronic Document Gathering and Retrieval System (http://www.sec.gov), which is commonly known by the acronym EDGAR, as well as from commercial document retrieval services.

The SEC allows the Province to “incorporate by reference” into this prospectus information filed with the SEC, which means that the Province can disclose important information to you by referring you to these documents.

This prospectus incorporates by reference the documents listed below:

•	the Province’s Annual Report on Form 18-K (File No. 002-31357) for the year ended March 31, 2009 and the exhibits thereto; and

•	all amendments to the Province’s Annual Report on Form 18-K (File No. 002-31357) for the year ended March 31, 2009 filed prior to the date of this prospectus.

The Province also incorporates by reference all future annual reports on Form 18-K and amendments to annual reports on Form 18-K, and any other information the Province files with the SEC pursuant to Sections 13(a) and 13(c) of the Exchange Act until it sells all of the debt securities and warrants authorized to be offered by this Prospectus. Each time the Province files a document with the SEC that is incorporated by reference, the information in that document automatically updates or supersedes the information contained in previously filed documents.

You may request a free copy of the annual report and amendments to the annual report by writing or calling the Province at the following address:

Province of Ontario
Ontario Financing Authority
One Dundas Street West
Suite 1400
Toronto, Ontario
Canada, M5G 1Z3

Telephone: (416) 325-8053

You should rely only on the information incorporated by reference or contained in this prospectus or any prospectus supplement. The Province has not authorized anyone to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. The Province is not making an offer of these debt securities or warrants in any state where the offer is not permitted by law. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

FORWARD-LOOKING STATEMENTS

The following documents relating to the Province’s securities offered by this prospectus may contain forward-looking statements:

•	this prospectus;

•	any prospectus supplement; and

•	the documents incorporated by reference into this prospectus and any prospectus supplement.

Forward-looking statements are statements that are not historical facts, including statements about the Province’s beliefs and expectations. These statements are based on current plans, estimates and projections, which may change, and therefore you should not place undue reliance on them. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update any of them in light of new information or future events. Forward-looking statements involve inherent risks and uncertainties. We caution you that actual results may differ materially from those contained in any forward-looking statements.

PROVINCE OF ONTARIO

The Province of Ontario has the highest level of economic activity and the largest population of any of Canada’s ten provinces. It is Canada’s leading manufacturing and trading province. Gross Domestic Product (“GDP”) at current market prices in 2009 was Cdn.$567,199 million, representing 37.1% of the Canadian GDP. Personal income per capita in 2009 was Cdn.$36,757, or 0.6% above the national average. (Sources: Statistics Canada and Ontario Ministry of Finance)

The provincial economy displays many of the characteristics of a mature economy, including substantial secondary and service sectors. In broad terms, the primary sector is composed of agriculture, mining and forestry, while manufacturing, utilities and construction form the secondary sector. The remaining categories, such as transportation, communication, wholesale and retail trade, and business and public service, make up the service sector.

Ontario covers an area of approximately 1,076,395 square kilometers (415,598 square miles), about 10.8% of Canada, and is about 11.0% as large as the United States. The estimated population of Ontario on July 1, 2009 was 13.1 million, or 38.7% of Canada’s total population of 33.7 million. Since 1992, the populations of Ontario and Canada have increased at average annual rates of 1.3% and 1.0%, respectively. Although it constitutes only 12% of the area of the Province, Southern Ontario contains over 93.7% of its population. The provincial capital is Toronto. The estimated population of the Greater Toronto Area, the largest metropolitan area in Canada, was 6.1 million on July 1, 2009. (Sources: Statistics Canada, Natural Resources Canada and the United States Census Bureau)

DESCRIPTION OF DEBT SECURITIES AND WARRANTS

The Province may issue debt securities and warrants in distinct series at various times. This section summarizes the terms of the debt securities and warrants that are common to all series. The particular terms and provisions of a series of debt securities and warrants, and how the general terms and provisions described below may apply to that series, will be described in a supplement to this prospectus.

If the terms described in the prospectus supplement that relates to your series differ from the terms described in this prospectus, you should rely on the terms described in the prospectus supplement. The prospectus supplement that relates to your debt securities or warrants may update or supersede any of the information in this section.

General

The debt securities will be our direct unsecured obligations and among themselves will rank pari passu and be payable without preference or priority. The debt securities will rank equally with all of our other unsecured and unsubordinated indebtedness and obligations from time to time outstanding. Payments of principal and interest on the debt securities will be a charge on and payable out of the Consolidated Revenue Fund of Ontario.

Information Specified in the Prospectus Supplement

The prospectus supplement that relates to your debt securities will specify the following terms:

•	price and aggregate principal amount of the debt securities;

•	title of the debt securities;

•	the stated maturity date of the debt securities, which is the date on which the Province must repay the principal amount of the debt securities;

•	the interest rate which the debt securities will bear and, if variable, the method by which the interest rate will be calculated;

•	the issue date and the date from which interest will accrue, the dates on which the Province must pay interest, and the record dates for payment of interest;

•	where and how the Province will pay principal and interest;

•	whether and in what circumstances the debt securities may be redeemed or repaid before maturity;

•	whether and in what circumstances the debt securities may be convertible into debt securities of a different series or other indebtedness of the Province;

•	whether and in what circumstances sinking fund payments will be made;

•	whether any amount payable in respect of the debt securities will be determined based on an index or formula, and how any such amount will be determined;

•	whether the debt securities will be issued as discounted debt securities (bearing no interest or interest at a rate which at the time of issue is below market rates) to be sold at a substantial discount below their stated principal amount;

•	any currency in which the Province may denominate or pay interest or principal on the debt securities;

•	whether any part or all of the debt securities will be in the form of a global security and the circumstances in which a global security will be exchangeable for certificated (physical) securities;

•	the exchange or exchanges, if any, on which application for listing of the debt securities may be made; and

•	any other material terms of the debt securities.

If applicable, the prospectus supplement will also describe any material United States, Canadian federal or United Kingdom income tax considerations applicable to the debt securities.

Prescription

The debt securities will become void unless presented for payment within a period of the lesser of two years, or the period prescribed by law, from the date on which payment in respect of such debt securities become due and payable or if the full amount of the moneys payable on such date in respect of the debt securities has not been received by the fiscal agent on or prior to such date, the date on which notice is duly given to the holders of the debt securities that such moneys have been so received.

Form, Exchange and Transfer

The debt securities will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	in minimum aggregate principal amounts of US$5,000 and integral multiples of US$1,000 for amounts in excess of US$5,000, or as described in the prospectus supplement.

The Province may, but is not required to, appoint a fiscal agent or agents to act on its behalf in connection with the debt securities. If appointed, the duties of the fiscal agent for any series of debt securities will be governed by a fiscal agency agreement for that particular series. The Province may appoint different fiscal agents for different series of debt securities and may vary or terminate the appointment of any fiscal agent at any time. The Province may maintain deposit accounts and conduct other banking and financial transactions with the fiscal agent. The fiscal agent, if any, will be the agent of the Province, will not be trustee for the holders of debt securities and will not have the same responsibilities or duties to act for such holders as would a trustee.

Unless otherwise specified in the prospectus supplement relating to the debt securities, the Province will maintain at an office in the Borough of Manhattan, City of New York, a register for the registration of transfers of debt securities issued in registered form.

You may exchange debt securities registered in your name for other authorized denominations of the same series of equal aggregate principal amount. You may arrange to exchange or transfer debt securities registered in your name at the office of the fiscal agent or other person identified in the prospectus supplement. You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made after the fiscal agent or other person authorized by the Province is satisfied with your evidence of title.

Registered Global Securities

The prospectus supplement that relates to your debt securities will indicate whether any of the debt securities you purchase will be represented by one or more fully registered global debt securities. The aggregate principal amount of any global security equals the sum of the principal amount of all the debt securities it represents. The global security will be registered in the name of a depositary or its nominee identified in the prospectus supplement, and will be deposited with the depositary, its nominee or a custodian (the “depositary”). The specific terms of the depositary arrangement in respect of registered global securities will be described in the prospectus supplement relating to the global securities. Beneficial interests in the debt securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants of the depositary. The debt securities represented by a global security may not be transferred to the name of the investor unless the special circumstances described below occur. Any investor wishing to beneficially own a debt security represented by a global security must do so indirectly through brokers, banks or other financial institutions who are participants in the depositary.

Special Investor Considerations for Global Securities

Our obligations, as well as the obligations of the fiscal agent and those of any agents retained by us or the fiscal agent, are owed only to persons who are registered as holders of debt securities. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to you but does not do so. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to these types of arrangements.

An investor should be aware that when debt securities are issued in the form of global securities:

•	the investor cannot get debt securities registered in its own name;

•	the investor cannot receive physical certificates for its interest in the debt securities;

•	the investor must look to its own bank or brokerage firm for payments on the debt securities and protection of its legal rights relating to the debt securities;

•	the investor may not be able to sell or pledge interests in the debt securities to some insurance companies and other institutions that are required to hold the physical certificates of debt securities that they own;

•	the depositary’s policies will govern payments, transfers, exchanges and other matters relating to the investor’s interest in the global security;

•	the Province and the fiscal agent have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security;

•	the Province and the fiscal agent do not supervise or review the records of the depositary in any way; and

•	the depositary will usually require that interests in a global security be purchased or sold within its system using same-day funds.

Special Situations When the Global Security Will be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates. The Province will issue debt securities in the names advised by the depositary. An investor may choose whether to hold debt securities directly in its own name or indirectly through an account at its bank or brokerage firm. Investors must consult their own banks or brokers to find out how to have their beneficial interests in debt securities transferred into their own names, so that they will be direct registered holders.

The special situations for termination of a global security are:

•	when the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary (unless a replacement depositary is named); and

•	when and if we decide to terminate a global security.

The prospectus supplement may list situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. When a global security terminates, the depositary (and not the Province or the fiscal agent) is responsible for deciding the names of the institutions that will be the registered holders after the exchange and also for advising the Province and the fiscal agent what the names will be.

Payment of Interest and Principal

On every interest payment date specified in the prospectus supplement, the Province will pay the interest due on a debt security to the person in whose name the debt security is registered at the close of business on the related “record date”. The record date will be specified in the prospectus supplement.

We, our registrar and any of our paying agents appointed through a fiscal agency agreement shall treat the registered holders of the debt securities as the absolute owners thereof for all purposes whatsoever and all payments to or on the order of the registered holders shall be valid and shall discharge our liability and that of the registrar of the debt securities to the extent of the sum or sums so paid.

Unless otherwise specified in the prospectus supplement relating to the debt securities, the Province will make all payments of principal and interest on the debt securities available to the fiscal agent, if any, on the designated dates in immediately available funds. The fiscal agent, if any, will in turn make payments to the registered holders of the debt securities (or, in the case of a global security, to the depositary) as soon as possible. Any payments of principal and interest on the debt securities are subject to local laws and regulations, including any applicable withholding or other taxes.

Warrants

The Province may issue warrants for the purchase of debt securities, either separately or together with debt securities. The warrants, if any, will be issued under warrant agreements between the Province and a bank or trust company, as warrant agent. The terms of any such agreement will be described in the prospectus supplement that relates to your particular warrants. The prospectus supplement that relates to your particular warrants will describe the following terms:

•	the terms listed under the heading “Description of Debt Securities and Warrants — General — Information Specified in the Prospectus Supplement”, as they relate to the particular debt securities you have the right to purchase if you exercise your warrants;

•	the amount of debt securities each warrant entitles you to purchase if you exercise your warrants and the purchase price to you of those debt securities;

•	the procedures you must follow and the conditions you must satisfy in order to exercise your warrants;

•	the dates on which your right to exercise your warrants begins and expires;

•	whether and when your warrants and any debt securities issued together with your warrants may be sold or transferred separately;

•	whether the certificates that represent the warrants will be issued in registered or bearer form, whether they will be exchangeable as between such forms, and if issued in registered form, where the warrants can be transferred and registered;

•	whether and under what conditions the warrants may be terminated or cancelled by the Province; and

•	whether there are any material United States or Canadian federal income tax considerations applicable to the warrants, including possible original issue discount on debt securities issued with warrants.

Canadian Income Tax Considerations

The following summary fairly describes the principal Canadian federal income tax consequences generally applicable to a beneficial owner of debt securities who for purposes of the Income Tax Act (Canada) (the “Act”) is not resident and is not deemed to be resident in Canada and who does not use or hold and is not deemed to use or hold the debt securities in or in the course of carrying on a business in Canada and is not an insurer carrying on an insurance business in Canada and elsewhere (a “Non-resident Holder”). This summary is based on the provisions of the Act, the regulations thereunder in force on the date hereof and the current administrative and assessing practices and policies published by the Canada Revenue Agency. This summary does not take into account or anticipate any other changes in law, whether by legislative, governmental or judicial action. This summary does not address provincial, territorial or foreign income tax considerations. No assurances can be given that changes in the law or administrative practices or future court decisions will not affect the tax treatment of a Non-resident Holder.

This summary is of a general nature only, does not include all Canadian federal income tax considerations and is not intended to be, nor should it be considered to be, legal or tax advice to any particular beneficial owner and no representation with respect to the consequences to any particular Non-resident Holder is made. Therefore, you should consult your own tax advisors for advice regarding your particular circumstances.

Under the Act, the Province is not required to withhold tax from interest (including amounts on account of or in lieu of payment of, or in satisfaction of, such interest) or principal paid or credited or deemed to be paid or credited by the Province on debt securities to a Non-resident Holder except where all or any portion of such interest is contingent or dependent upon the use of or production from property in Canada or is computed by reference to revenue, profit, cash flow, commodity price or any similar criterion or by reference to dividends paid or payable on any class of shares of the capital stock of a corporation and the debt security is not a prescribed obligation. A “prescribed obligation” for these purposes is a debt obligation the terms or conditions of which provide for an adjustment to an amount payable in respect of the obligation for a period during which the obligation was outstanding that is determined by reference to a change in the purchasing power of money and no amount payable in respect thereof is contingent or dependent upon the use of, or production from, property in Canada or is computed by reference to any of the criteria described in the previous sentence, other than a change in the purchasing power of money. The applicability of the foregoing exceptions to a particular issue of debt securities will be dealt with as necessary in the prospectus supplement relating to the issue of the debt securities.

Generally, no other tax on income or capital gains is payable in respect of debt securities or the interest thereon by Non-resident Holders.

United States Federal Income Tax Considerations

The following is a summary of the material United States federal income tax consequences of the ownership and disposition of U.S. dollar denominated debt securities to U.S. Holders (as defined below) that acquire debt securities at original issuance at their “issue price” and hold such debt securities as capital assets within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). This discussion is limited to debt securities whose “issue price” is, for United States federal income tax purposes, generally not less than their “stated redemption price at maturity,” each as defined in section 1273 of the Code. Tax consequences of debt securities with different terms will be addressed in the prospectus supplement. This summary is based on the Code, existing and proposed Treasury regulations promulgated under the Code, and administrative and judicial interpretations of the Code and those regulations (all as of the date of this prospectus and all of which are subject to change, possibly with retroactive effect).

This summary does not discuss all of the tax consequences that may be relevant to prospective purchasers in light of their particular circumstances or to prospective purchasers subject to special rules, such as banks, financial institutions, insurance companies, tax-exempt organizations, dealers in securities or foreign currencies, persons who will hold debt securities as part of a hedging transaction, “straddle,” conversion transaction, or other integrated transaction, persons who use or are required to use mark-to-market accounting, persons who are subject to the alternative minimum tax, certain former citizens or residents of the United States, or persons whose functional currency (as defined in section 985 of the Code) is not the U.S. dollar. You should consult with your own tax advisors about the application of United States federal income tax law to your particular situation as well as any tax consequences arising under the federal estate and gift tax laws and the tax laws of any state, local or foreign jurisdiction.

For purposes of this summary, you are a U.S. Holder if, for United States federal income tax purposes, you are a beneficial owner of a debt security and either:

•	You are a citizen of the United States or a resident of the United States who is a natural person;

•	You are a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States or of any political subdivision of the United States;

•	You are an estate, and your income is subject to United States federal income taxation regardless of its source; or

•	You are a trust, and (i) both a United States court is able to exercise primary supervision over your administration, and one or more United States persons have the authority to control all of your substantial decisions, or (ii) you have a valid election in effect under applicable Treasury regulations to be treated as a United States person.

If a partnership holds a debt security, the United States federal income tax treatment of a partner generally will depend upon the status of the partner and upon the activities of the partnership. Partners of partnerships holding a debt security should consult their tax advisor.

Interest

In general, you will be required to include payments of stated interest on the debt securities in your gross income as ordinary income at the time the interest is accrued or received in accordance with your method of accounting for United States federal income tax purposes. This interest will be foreign source income for foreign tax credit purposes and generally will be “passive category” income, but could, in certain circumstances, be “general category” income.

Sale, Exchange, or Retirement

Upon the sale, exchange or retirement of a debt security, you generally will recognize capital gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (not including any amounts attributable to accrued but unpaid interest, which, unless you have previously included the interest in income, will be taxable to you as such) and your adjusted tax basis in the debt security. Your adjusted basis in a debt security generally will be the amount you paid to purchase the debt security. Your gain or loss will generally be a long-term capital gain or loss if you have held the debt securities for more than one year. Non-corporate U.S. Holders, including individuals, are eligible for a reduced rate of taxation on long-term capital gain in taxable years beginning before January 1, 2011. The deduction of capital losses is subject to limitations. Your gain or loss generally will be U.S. source for foreign tax credit purposes.

Backup Withholding

Certain “backup” withholding and information reporting requirements may apply to payments on the debt securities and to proceeds of the sale of the debt securities. The Province, its agent, a broker, the relevant trustee or any paying agent, as the case may be, may withhold amounts from any of these payments to you if you do not furnish your taxpayer identification number (social security number or employer identification number), if you do not certify that you are not subject to backup withholding, or if you otherwise do not comply with the applicable requirements of the backup withholding rules. Certain U.S. Holders (including, among others, corporations) generally are not subject to the foregoing backup withholding and information reporting requirements. The backup withholding rate is currently 28%.

Any amounts withheld under the backup withholding rules from a payment to you would be allowed as a refund or a credit against your United States federal income tax provided that the required information is furnished to the Internal Revenue Service by the date required.

The above summary does not discuss all aspects of United States federal income taxation that may be relevant to you in light of your particular circumstances and income tax situation. You should consult with your own tax advisor as to the specific tax consequences that would result from your ownership and disposition of the debt securities, including the application and effect of state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

United Kingdom Taxation

The following applies only to persons who are the absolute beneficial owners of the securities and is a summary of the Province’s understanding of current law and published HM Revenue & Customs (“HMRC”) practice in the United Kingdom (in each case as at the date of this prospectus) relating only to the (i) UK withholding tax treatment of payments of interest in respect of the securities and certain related matters and (ii) UK stamp duty and stamp duty reserve tax (“SDRT”) consequences of a transfer of, or an agreement to transfer, the securities. It does not deal with any other UK taxation implications of acquiring, holding or disposing of the securities. Some aspects do not apply to certain classes of person (such as dealers and persons connected with the Province) to whom special rules apply. Holders of the securities (or prospective holders of the securities) who may be subject to tax in a jurisdiction other than the United Kingdom or who may be unsure as to their tax position should seek their own professional advice.

Interest on the securities.

No withholding or deduction for or on account of UK income tax should be required to be made from payments of interest on the securities.

Holders of the securities who are individuals may wish to note that HMRC has power to obtain information (including, in certain cases, the name and address of the beneficial owner of the relevant payments) from any person in the United Kingdom who either pays certain amounts in respect of the securities to, or receives certain amounts in respect of the securities for the benefit of, an individual. Such information may, in certain circumstances, be exchanged by HMRC with the tax authorities of other jurisdictions.

European Union Directive on the Taxation of Savings Income.

The European Union has adopted a Directive regarding the taxation of savings income (European Council Directive 2003/48/EC). Under the Directive, Member States are required from July 1, 2005 to provide to the tax or other relevant authorities of other Member States details of payments of interest and other similar income paid by a person within its jurisdiction to, or collected by such a person for, an individual resident in another Member State, except that Austria and Luxembourg have instead opted to impose a withholding system in relation to such payments (deducting tax at rates rising over time to 35%) for a transitional period unless during that period they elect otherwise. The transitional period is to terminate at the end of the first full fiscal year following agreement by certain non-EU countries to exchange the information relating to such payments.

On November 13, 2008, the European Commission published proposals for amendments to the Directive and on April 24, 2009 the European Parliament approved an amended version of these proposals. If any of the proposed changes are implemented, they would amend and broaden the scope of the requirements set out above.

UK stamp duty and SDRT.

No UK stamp duty or SDRT is payable on a transfer of, or an agreement to transfer, the securities.

Enforceability and Governing Law

We have not agreed to waive any immunity from the jurisdiction of the courts of the United States nor have we appointed an agent in the United States upon which process may be served. As a result, you may not be able to sue us in a United States court or enforce a judgment against us if granted by a United States court.

However, as we have no immunity from the jurisdiction of the Ontario courts, you may bring a law suit against us in the Ontario courts for matters arising under the debt securities or warrants. You may do so whether or not you are a resident of Ontario or a citizen of Canada and without any need to obtain the consent of any public official or authority. A lawsuit against us in an Ontario court will be governed by the Proceedings Against the Crown Act, which, for example, makes the remedies of specific performance and injunctions unavailable against us. The Proceedings Against the Crown Act provides that at least 60 days before the commencement of an action against Ontario, notice of the claim must be served on the Attorney General of the Province.

Although any order obtained in an action brought in the courts of Ontario against the Province may not be enforced by execution or attachment or process in the nature thereof, the Proceedings Against the Crown Act further provides that the Minister of Finance shall pay out of the Consolidated Revenue Fund the amount payable by the Crown under an order of a court that is final and not subject to appeal or under a settlement of a proceeding in court.

Further, in the absence of a waiver of immunity by Ontario, it would be possible to obtain a United States judgment in an action against Ontario only if a court were to determine that the United States Foreign Sovereign Immunity Act of 1976 (the “Foreign Sovereign Immunity Act”) precludes the granting of sovereign immunity.

However, even if a United States judgment could be obtained in any such action under the Foreign Sovereign Immunity Act, it may not be possible to obtain in Canada a judgment based on such a United States judgment. Moreover, execution upon property of Ontario located in the United States to enforce a judgment obtained under the Foreign Sovereign Immunity Act may not be possible except under limited specified circumstances.

Unless otherwise provided in the applicable prospectus supplement, the debt securities and warrants and the fiscal agency agreement and the warrant agreement, if any, will be governed by the laws of the Province of Ontario and the federal laws of Canada applicable in the Province of Ontario.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, the net proceeds from the sale of the debt securities will be used for general Provincial purposes.

PLAN OF DISTRIBUTION

We may sell debt securities and warrants to the public:

•	through agents;

•	through underwriters or dealers; or

•	directly to purchasers.

We will describe in a prospectus supplement the specific plan of distribution for a particular series of debt securities or warrants, including the name or names of any underwriters, dealers or agents, the purchase price or prices of the debt securities or warrants, the proceeds to the Province from the sale of the debt securities or warrants, any initial public offering price, any underwriting discount or commission and any discounts, concessions or commissions allowed or reallowed or paid by any underwriter to other dealers. Any initial public offering price and any discounts, concessions or commissions allowed or reallowed or paid to dealers may be changed from time to time.

We may distribute debt securities and warrants from time to time in one or more transactions:

•	at a fixed price or prices, which may change;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at prices to be negotiated with purchasers.

Debt securities and warrants may be sold through agents designated by us. The agents will solicit offers by institutions to purchase the offered debt securities or warrants directly from the Province, pursuant to contracts providing for payment and delivery on a future date. The applicable prospectus supplement will set forth the commission we will pay to the agents and any conditions to the contracts. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment and will not be acquiring such debt securities or warrants for its own account. The applicable prospectus supplement will also set forth whether underwriters will be obligated to purchase all of the debt securities offered thereby if any are purchased.

In connection with the sale of debt securities and warrants, the Province, or purchasers of debt securities and warrants for whom the underwriters may act as agents, may compensate the underwriters in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of debt securities and warrants may be deemed to be underwriters and any discount or commissions received by them from the Province, and any profit on the resale of debt securities and warrants by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the “Securities Act”). The prospectus supplement will identify any underwriters with respect to the debt securities and warrants.

We may enter into agreements to indemnify underwriters, dealers and agents who participate in the distribution of debt securities and warrants against certain liabilities, including liabilities under the Securities Act, or to provide contribution with respect to payments which the underwriters, dealers or agents may be required to make in respect thereof.

DEBT RECORD

The Province has never defaulted on any of its direct or guaranteed obligations. Payments have been made when due, subject during wartime to any applicable laws and regulations forbidding such payment.

LEGAL MATTERS

Unless otherwise indicated in the prospectus supplement, the legality of the debt securities and warrants, and certain other matters of Canadian and Ontario law, will be passed upon by:

•	the Deputy Attorney General of the Province of Ontario, Assistant Deputy Attorney General of the Province of Ontario, the Acting Assistant Deputy Attorney General of the Province of Ontario or any solicitor who is an employee of the Crown and seconded to the Legal Services Branch, Ministry of Finance and Ministry of Revenue; and

•	Stikeman Elliott LLP, Canadian counsel to the underwriters.

Certain matters of United States law in connection with the offering of the debt securities and warrants will be passed upon by:

•	Shearman & Sterling LLP, United States counsel to the Province; and

•	Davis Polk & Wardwell LLP, United States counsel to the underwriters.

AUTHORIZED AGENT

The authorized agent of the Province in the United States is the Counsellor (Intergovernmental Relations), Provincial, Territorial and Parliamentary Affairs, Embassy of Canada, 501 Pennsylvania Avenue N.W., Washington, D.C. 20001.

EXPERTS AND PUBLIC OFFICIAL DOCUMENTS

Information included or incorporated by reference herein, which is designated as being taken from a publication of the Province or Canada, or an agency or instrumentality of either, is included or incorporated herein on the authority of such publication as a public official document.

We confirm that where information has been sourced from a third party, such information included or incorporated by reference has been accurately reproduced and that as far as the Province is aware and is able to ascertain from information published by that third party, no facts have been omitted which would render such information included or incorporated by reference, inaccurate or misleading.

All financial information of the Province included or incorporated by reference herein is obtained from the Public Accounts for the Province of Ontario, the Ontario Budget, or prepared by the Ontario Ministry of Finance and Ministry of Revenue or the Ontario Financing Authority. The information set forth or incorporated by reference herein, other than that set forth under the headings “Description of Debt Securities and Warrants”, “Plan of Distribution” and other than as described in the preceding paragraph, was supplied by Irene Stich, Director, Capital Markets Operations, Capital Markets Division, Ontario Financing Authority, or her representatives in their official capacities.

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     No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the Bonds offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.